Exhibit 99.1

OTC Corporate Action,

Although we have learned that other OTC companies with similar Convertible Notes held by 1800 Diagonal Lending received FINRA approval for their reverse splits as recently as last week, please consider this email as a notification that Better For You Wellness, Inc. (BFYW) is withdrawing its request for a reverse split. Nevertheless, BFYW has officially retracted its request for a reverse split. We kindly ask you to inform DTC and other relevant parties that the reverse split has been formally withdrawn. Additionally, we will issue another 8-K regarding this action.